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                                                                     Exhibit 4.5

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT (the "Agreement") is made as of August 6, 1996 by and among BBN CORPORATION, a Massachusetts corporation (the "Company"), BBN PLANET CORPORATION, a Massachusetts corporation ("Planet"), and AT&T VENTURE COMPANY, L.P., a Delaware limited partnership ("AT&T" or the "Holder").

         WHEREAS, the Company owns 23,800,000 of the issued and outstanding shares of Planet common stock, The Board of Trustees of the Leland Stanford Junior University owns 200,000 of the issued and outstanding shares of Planet common stock, Harvard University owns 10,000 of the issued and outstanding shares of Planet common stock, Boston University owns 10,000 of the issued and outstanding shares of Planet common stock, and Massachusetts Institute of Technology owns 10,000 of the issued and outstanding shares of Planet common stock, together constituting all of the issued and outstanding shares of Planet common stock;

         WHEREAS, the Holder owns 1,000,000 of the issued and outstanding shares of Planet Series A Convertible Preferred Stock, $.01 par value, constituting all of the issued and outstanding shares of Planet preferred stock and together with the Planet common stock, constituting all of the capital stock of Planet; and

         WHEREAS, the Company wishes to acquire and the Holder wishes to transfer all of the issued and outstanding shares of Planet's Series A Convertible Preferred Stock, $.01 par value in a transaction intended to be treated as a taxable transaction and not as a reorganization within the meaning of IRC Section 368(a), as amended.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Agreement agree as follows:

         1. Exchange of the Series A Preferred Stock. Subject to the terms and conditions hereof, the Company agrees to assign, transfer, and deliver to AT&T
(i) 400,000 shares (the "Shares") of the Company's Common Stock, $1.00 par value (the "Common Stock"), (ii) the Put Option (as defined in Section 6 hereof), and
(iii) $1,000 in cash, all in exchange for, and AT&T agrees to accept such consideration in complete exchange for and to transfer to the Company 1,000,000 shares of Planet's Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock") and for the cancellation of the rights of AT&T relating to such shares of Series A Preferred Stock under the agreements canceled hereunder as provided in Section 7.3 of this Agreement. This exchange of Series A Preferred Stock for Common
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Stock shall occur at a closing (the "Closing") to be held at the offices of
Ropes & Gray, Boston, Massachusetts on the date of this Agreement (the "Closing Date") at 5:00 p.m.

         At the Closing, AT&T will deliver to the Company certificate(s) representing the Series A Preferred Stock, duly endorsed in blank or accompanied by separate stock powers, in each case in proper form for transfer and with signature guaranteed, with any necessary stock transfer tax stamps affixed. At the Closing, the Company will deliver to AT&T, in exchange, certificate(s) representing the Shares, duly registered in the name of AT&T.

         2.  Registration Rights.

         (a) Demand Registration Rights. If following October 1, 1996 and prior to the first date that all of the Shares may be sold immediately in accordance with the provisions of Rule 144 promulgated under the Securities Act of 1933 (the "Demand Period"), Holder requests the Company to file a registration statement under the Securities Act of 1933 (hereinafter, the "Securities Act") for a public offering of Registrable Securities (as defined in Section 2(c) hereof) equal to at least the lesser of (i) 50% of the Shares, or (ii) the number of Registrable Securities the proposed aggregate offering price of which is at least $3,000,000, the Company shall use its best efforts to register under the Securities Act such Registrable Securities so requested. Notwithstanding the foregoing, (i) the Company shall not be obligated to effect the filing of a registration statement pursuant to this Section 2(a) during the 180 days following the effective date of a registration statement pertaining to a public offering of securities for the account of the Company, and (ii) if the Company shall furnish to Holder requesting such registration a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of Holder; provided, however, that the Company may not utilize the right set forth in this subsection (ii) for more than one (1) such 120-day period with respect to each such request. The Company is obligated to effect no more than two (2) registrations pursuant to this Section 2(a), provided that no such registration which shall not have become and remained effective for a period of at least 120 days (or such shorter period during which Holder shall have sold all Registrable Securities which were so registered) shall be deemed to be a registration for any purpose of this
Section 2(a).

         (b) Piggyback Registration Rights. Whenever the Company proposes to register any Common Stock for its own or others' account under the Securities Act for a public offering for cash, other than a registration relating to employee benefit plans, the Company shall give Holder, if holding Registrable Securities, prompt written notice of its intent to do so. Upon the written request of Holder given within fifteen days of such notice, the Company will use its best efforts to cause to be included in such registration all of the Registrable Securities which Holder requests. If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement

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under this Section 2(b) that the number of shares to be sold pursuant to such registration statement is greater than the number of such shares which can be offered without adversely affecting the offering, the Company shall first reduce pro rata the number of shares offered for the accounts of holders of the Company's Common Stock that do not hold registration rights similar to the rights granted to Holder pursuant to this Section 2(b), and then may reduce pro rata the number of shares offered for the account of Holder and for the accounts of holders of the Company's Common Stock that have registration rights similar to the rights granted to Holder pursuant to this Section 2(b) (based upon the number of shares of Common Stock proposed to be sold pursuant to such registration statement by Holder and such other holders of the Company's Common Stock) to a number deemed satisfactory by such managing underwriter. In the event of such a limitation, shares of persons not having registration rights will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included. No piggyback registration right in this Section 2(b) shall be construed to limit the demand registration right contained in Section 2(a) hereof. The Company shall not after the date hereof grant piggyback registration rights to any third party which provide such third party seniority over Holder with respect to the inclusion of securities held by such third party over Registrable Securities under this
Section 2(b), provided that the foregoing provisions of this sentence shall not apply to a registration statement filed by the Company pursuant to the exercise by such third party of "demand" registration rights.

         (c) Definition of Registrable Securities. "Registrable Securities" means (i) the Shares and (ii) shares of Common Stock or other securities convertible into Common Stock received as a stock dividend or other distribution in respect of the Shares; provided, however, that Registrable Securities shall not include any such shares of Common Stock that as of the date of the determination may be sold without limitation pursuant to Rule 144(k) under the Securities Act.

         (d) Registration Procedures. All expenses incurred in connection with the registrations under this Section 2 (including all registration, filing, qualification, printer's, and accounting fees and the reasonable fees of one counsel for the holders, but excluding underwriting commissions and discounts) shall be borne by the Company. In connection with registrations under this
Section 2, the Company shall (i) use its best efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the subject Registrable Securities and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which Holder shall have sold all Registrable Securities which were so registered); (ii) use its best efforts to register and qualify the Registrable Securities covered by such registration statement under applicable state securities laws as Holder shall reasonably request for the distribution of the Registrable Securities; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder, or the reasonable request of Holder, with respect to the registration and distribution of the Registrable Securities. The Company is not obligated to effect registration or qualification under this Section 2 in any jurisdiction requiring it to qualify to do business

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(unless the Company is otherwise required to be so qualified) or to execute a general consent to service of process.

         (e) Underwriting Arrangement. In connection with each registration pursuant to Sections 2(a) and (b) above covering an underwritten public offering, the Company and Holder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature; provided, that Holder shall not be required to agree to any provision making Holder jointly liable or jointly and severally liable with any other party including the Company.

         (f) Notification. The Company shall promptly notify Holder if participating in a registration statement covering Registrable Securities of any event which results in the prospectus included in such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its best efforts to make appropriate changes to such prospectus and provide copies of such revised prospectus to Holder.

         (g) Furnishing of Documents. At the request of Holder, if participating in a registration statement, the Company will furnish to each underwriter, if any, and Holder, a legal opinion of its counsel and a letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved.

         (h) Prospectuses. From time to time the Company shall amend or supplement any registration statement pursuant to which any of the Registrable Securities are being offered pursuant to a registration under this Agreement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities or Blue Sky laws. The Company shall also provide Holder with as many copies of the prospectus contained in any such registration statement in which Registrable Securities are included as it may reasonably request.

         (i) Indemnification by the Company. The Company will indemnify and hold harmless Holder and each underwriter of the Registrable Securities being sold by Holder, and each controlling person of Holder and underwriter, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to such Registrable Securities (or in any related registration statement, notification, or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such

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registration, qualification, or compliance, and will reimburse Holder and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action and will enter into an indemnification agreement with Holder and such underwriter containing customary provisions, including provisions for contribution, as Holder or any underwriter shall reasonably request; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holder or underwriter and stated to be specifically for use therein.

         (j) Indemnification by Holder. Holder, if so participating in a registration statement, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to the Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such director, officer or controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action and will enter into an indemnification agreement with the Company containing customary provisions, including provisions for contribution, as the Company or each such person shall reasonably request; provided, however, that Holder will not be liable in any such case except to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holder and stated to be specifically for use therein. Notwithstanding any of the foregoing to the contrary, in no event shall the liability of Holder for indemnification under this Section 2(j) exceed the lesser of (i) that percentage of the total amount of such losses, claims, damages or liabilities indemnified against which equals the percentage obtained by dividing the total number of Registrable Securities sold by Holder pursuant to the registration statement by the total number of securities of the Company sold pursuant to the registration statement, and (ii) the net proceeds received by Holder in the offering.

         (k)      Indemnification Procedures.

                  (i) Promptly after receipt by any person entitled to indemnification under Sections 2(i) or 2(j) (and "Indemnified Party") of notice of the commencement of any action in respect of which indemnity may be sought against any person under Sections 2(i) or 2(j) (and "Indemnifying Party"), such Indemnified Party shall notify all Indemnifying Parties in writing of the commencement thereof (provided, however, that failure to so notify an Indemnifying Party shall not relieve any Indemnifying Party from any liability it may have hereunder except

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to the extent that the Indemnifying Party who did not receive such notice shall have been materially prejudiced by such failure) and, subject to the provisions hereinafter stated, the Indemnifying Party shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party.

                  (ii) The Indemnified Party shall have the right to employ separate counsel and assume its own legal defense in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Indemnifying Party shall not be at the expense of the Indemnifying Party unless the employment of such counsel has been specifically authorized in writing by the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's written consent. The Company shall not, except with the approval of each party being indemnified under this Agreement, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         (l) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Indemnified Party exercising rights under this Agreement, or any controlling person of any such Indemnified Party, makes a claim for indemnification pursuant to Section 2(i) or 2(j) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Agreement provides for indemnification in such case, then the Indemnifying Party and such Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or by the Indemnified Party on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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         (m) Exchange Act Registration. As long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company will use its reasonable efforts to timely file with the Commission such information as the Commission may require under either Section 13 or Section 15(d) of the Exchange Act; and in such event, the Company shall use its reasonable efforts to take all action as may be required as a condition of the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to the Registrable Securities. The Company shall furnish to Holder forthwith upon request (i) a written statement by the Company as to the compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such Registrable Securities pursuant to Rule 144 without registration. The Company shall use its reasonable efforts to facilitate and expedite transfers of the Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include prompt notice to its transfer agent to expedite such transfers of Registrable Securities.

         (n) Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities issued to Holder under this Section 2 may be transferred or assigned by Holder (i) to AT&T Corp. or to any affiliate of AT&T Corp., or (ii) to any other entity with the prior written consent of the Company (which consent shall be given in the sole discretion of the Company). In either case, Holder shall give written notice at the time of or within a reasonable time after said permitted transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and the transferee or assignee of such rights shall agree in writing to be bound by the obligations of a holder of Registerable Securities under this Section 2.

         3. Purchase for Investment. AT&T acknowledges that the Shares will be sold and exchanged without registration under the Securities Act on the basis that the transactions contemplated by this Agreement do not involve any public offering of securities. AT&T hereby confirms to the Company that it is acquiring such securities for its own account, for investment only and without a view toward the distribution thereof. AT&T hereby confirms that it is able to bear the economic risk of an investment in the Shares acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the Shares. AT&T acknowledges that it has been fully informed of the limitations that are implicit in the fact that the Shares are not registered under the Securities Act for sale to it, and may not be transferred absent registration or an exemption therefrom, that the Company has no obligation to register any of the Shares sold to AT&T other than as specifically provided in this Agreement, and that the exemptions from the

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registration requirements of the Securities Act are limited, and agrees that such securities shall be legended to note such restrictions on their transfer in substantially the following form:

                           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD ABSENT AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THEREOF THAT SUCH REGISTRATION HAS BEEN EFFECTED OR AN EXEMPTION THEREFROM IS AVAILABLE. TRANSFER MAY BE REFUSED IN THE ABSENCE OF SUCH OPINION."

         AT&T acknowledges receipt of financial and other information concerning the Company (including copies of its annual report to shareholders for fiscal year 1995, its 10-K filing for the year ended June 30, 1995, its 10-Q filings for the periods ended September 30, 1995, December 31, 1995, and March 31, 1996 and its proxy statement for the 1995 annual meeting), and that it has had the opportunity to obtain additional information concerning the Company. AT&T represents and agrees that it has not taken prior to the date of this Agreement, and will not take after the date of this Agreement, any action that would make unavailable the exemption provided in Section 4(2) of the Securities Act with respect to the receipt by it of the Shares.

         Neither AT&T nor the Company has relied upon any agreement, representation, or warranty of the other which is not contained in this Agreement or in the schedules hereto (including the publicly filed documents of the Company listed in the second paragraph of this Section 3), in connection with the consummation of the transactions contemplated hereby.

         4. Representation and Warranties of AT&T. As of the Closing, AT&T represents and warrants to the Company and Planet that:

         (a) Ownership. AT&T owns the Series A Preferred Stock, free and clear of all liens, claims, charges, encumbrances, and restrictions (other than restriction imposed by applicable securities laws), and the transfer of the shares of Series A Preferred Stock to the Company will not constitute a breach or violation of or default under any agreement or other instrument by which AT&T may be bound.

         (b) Authority. AT&T has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, and this Agreement constitutes a valid and binding obligation of AT&T enforceable against AT&T in accordance with its terms subject to bankruptcy, insolvency, reorganization, and similar laws of general application affecting the rights and relief of creditors and secured parties and to the further extent that the availability

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of the remedies of specific enforcement, of injunctive relief, or of other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         (c) Accredited Investor. AT&T is an "accredited investor" as that term is defined in Regulation D under the Securities Act, and is domiciled in the state of New Jersey.

         (d) State Securities Laws. AT&T is a "financial institution or institutional buyer" as that term is defined in Section 49:3-50(b)(8) of the New Jersey Uniform Securities Law.

         5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants to AT&T that:

         (a) Corporate Status. Each of the Company and Planet is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and authority to carry on its business as now conducted and is registered or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the Company's operations and the Company's ownership of property requires the Company to be so qualified and where the failure so to qualify would have a material adverse effect upon the business of the Company as currently conducted. It is intended that following the Closing, Planet will be merged with and into the Company.

         (b) Capitalization of the Company. The authorized capital stock of the Company currently consists of 100,000,000 shares of Common Stock, par value $1.00 per share. At the close of business on July 31, 1996, there were 20,402,365 shares of Common Stock of the Company validly issued and outstanding, and approximately 6,380,000 shares of Common Stock were subject to authorized options, convertible securities, and other rights to acquire Common Stock of the Company. Except for the Common Stock Purchase Rights of the Company and except as set forth in the preceding sentence, at the close of business on July 31, 1996 there were no commitments, agreements, understandings, or arrangements of the Company of any kind relating to the issuance of capital stock of the Company, any securities convertible or exchangeable into capital stock of the Company, or any such rights, warrants, or options. The shares of Common Stock of the Company being acquired by AT&T pursuant to this Agreement will, when delivered to AT&T in accordance with this Agreement, be duly authorized, validly issued, fully paid, and nonassessable, free and clear of all liens, claims, charges, encumbrances, and restrictions (other than restrictions imposed by applicable securities laws).

         (c) SEC Documents. The Company has furnished to AT&T a true and complete copy of the Company's Form 10-K for the year ended June 30, 1995 and Form 10-Q's for the periods ended September 30, 1995, December 31, 1995, and March 31, 1996, and proxy statement for the 1995 annual meeting (the "Company's SEC Documents"). As of their respective filing dates, the Company's SEC Documents complied in all material respects with the requirements of the federal securities laws, and none of the Company's SEC Documents

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
contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (d) Authority for Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate action (including but not limited to stockholder approval) is legally required to be taken or obtained by the Company to duly authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization, and similar laws of general application affecting the rights and relief of creditors and secured parties and to the further extent that the availability of the remedies of specific enforcement, of injunctive relief, or of other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any material violation of or material defaults under any provision of the Articles of Organization or By-laws of the Company or in any violation of or default with respect to any mortgage, indenture, lease, agreement, or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Company. Such execution, delivery, and consummation will not accelerate the maturity of or otherwise modify the material terms of any indebtedness of the Company, or, result in the creation of any lien, charge, encumbrance, or security interest upon any of the property or assets of the Company.

         No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority and no consent or other agreement of any person other than the Company is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company. No consent or other agreement of any person other than the Company is required for the sale of the Shares by the Company or for the acceptance by the Company of the Series A Preferred Stock to be transferred or assigned under this Agreement.

         (e) Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby and thereby have been carried on without the intervention of any person acting on behalf of the Company or in such manner as to give rise to any valid claim against AT&T for any brokerage or finder's commission, fee, or similar compensation on behalf of the Company.

         (f) Litigation. To the Company's knowledge, there are no judicial or administrative actions, suits, proceedings, or investigations pending, or threatened, which question the

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validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, or which could reasonably be expected to result in any material adverse change in the business or financial condition of the Company and which have not been publicly disclosed by the Company.

         (g) Financial Statements. The Company has delivered to AT&T the consolidated balance sheets of the Company as of June 30, 1995 and 1994 and related consolidated statements of operations and shareholders' equity and cash flow for the three years ended June 30, 1995 as stated in a copy of its annual report to shareholders for the fiscal year ended June 30, 1995 and reported upon therein by Coopers & Lybrand, independent public accountants. The foregoing financial statements, including the accompanying notes, have been prepared in accordance in all material respects with the requirements of the SEC with respect to preparation of such annual report and fairly present the financial position of the Company as of the dates of the respective balance sheets and the results of its operations for the respective periods then ended.

         6. Put Option. The Company hereby grants to AT&T an option (the "Put Option") to require the Company to purchase all or any part of the Shares then held by AT&T at a per share price of $20.00 (appropriately adjusted for any stock splits, reverse stock splits, subdivisions, combinations, and other reclassifications of the Company's Common Stock), exercisable by AT&T at any time after the Closing and prior to the 365th day following the Closing (the "Put Option Exercise Period").

         The Put Option may be exercised by delivery of written notice thereof (the "Put Notice") to the Company stating that AT&T has elected to exercise the Put Option and the number of Shares with respect to which the Put Option is being exercised.

         The closing of the purchase of Shares pursuant to an exercise of the Put Option shall take place 20 business days from the date the Put Notice was given, at 10:00 a.m. (local time) at the principal office of the Company, or at such other time and location as the parties may mutually determine. At the closing the Company shall pay to AT&T the aggregate purchase price for the Shares to be purchased pursuant to the Put Option by certified or bank check. At such time, AT&T shall deliver to the Company the certificate or certificates representing the Shares so repurchased, duly endorsed for transfer and with signature guaranteed, free and clear of any liens or encumbrances (other than restriction imposed by applicable securities laws) with any necessary stock transfer tax stamps affixed.

         Upon and following the first closing of the purchase of Shares pursuant to the exercise of the Put Option, all rights of Holder to Demand Registration of Registrable Securities under Section 2(a) of this Agreement shall cease and terminate. Notwithstanding any termination of Demand Registration rights under the provisions of the preceding sentence, the rights of Holder to Piggyback Registration of Registrable Securities shall continue pursuant to the terms of
Section 2 of this Agreement.

        AT&T's rights under this Section 6 may be assigned or transferred to the same extent, but together with and not separate from, as the rights to cause the Company to register securities may be transferred pursuant to Section 2(n).

         7.  Miscellaneous.

         7.1. Expenses. The Company agrees to reimburse AT&T for 50% of the aggregate amount of outside fees and disbursements of AT&T's legal and financial advisors in connection with this Agreement; provided, however, that the aggregate payment(s) by the Company pursuant to this Section 7.1 may in no event exceed $60,000.

         7.2. Notices. All notices, requests, consents, and demands shall be in writing and shall be personally delivered, mailed, postage prepaid; or telecopied, to the Company at:

                           BBN Corporation
                           150 CambridgePark Drive
                           Cambridge, Massachusetts 02140
                           Attn:  President

to Holder at:

                           295 North Maple Avenue
                           Basking Ridge, N.J. 07920
                           Attn:    Dominick Turiano
                                    Chief Financial Officer
                                    Room 3360A2
                                    Tel: 908-221-6610
                                    Fax: 908-630-1455

to Planet at:

                           150 CambridgePark Drive
                           Cambridge, MA 02140
                           Attn:  President

or such other address as may be furnished in writing to the other parties hereto.

         All such notices, requests, demands, and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid) be effective four days after deposit in the mails, or when personally delivered or when telecopied, shall be effective upon actual receipt.

         7.3. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein. It supersedes any and all prior understandings or agreements as to the subject matter of this Agreement. Upon the effectiveness of this Agreement, the Series A Preferred Stock Purchase Agreement dated as of July 5, 1995 between Planet and AT&T, and the related Co-Sale Agreement dated as of July 5, 1995 among the parties hereto, are each canceled and terminated in whole, without liability or claims to any party thereto.

         7.4. Amendments, Waivers, and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, upon the consent thereto in writing of the Company and Holder.

         7.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors, and permitted assigns, if any, of the respective parties hereto. Holder shall not have the right to assign its rights or obligations hereunder or any interest therein without the written consent of the Company or except as provided in
Section 2(n) and the last paragraph of Section 6. The Company shall not have the right to assign its obligations hereunder or any interest therein without obtaining the prior written consent of the Holder.

         7.6. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural, the singular, the masculine gender includes the neuter, masculine and feminine genders.

         7.7. Severability. If any provisions of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

         7.8. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         7.9. Specific Performance. The Company recognizes that the rights of Holder under this Agreement are unique, and, accordingly, Holder shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of Holder which may exist apart from this Agreement.

         7.10. Other.

        (a) The Company will cooperate with all reasonable requests by Holder for such publicly-available information relating to the Company as may be called for by an information- reporting form currently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities, including any publicly-available information relating to the Company that may be required to be delivered by Holder in connection with any sales to accredited investors (as defined in Regulation D promulgated under the Securities Act or any successor regulation) in a resale pursuant to the so-called "4(1 1/2) exemption" or to any qualified institutional buyer in a resale pursuant to Rule 144A promulgated under the Securities Act or any successor regulation. In this connection, the Company will furnish to Holder, promptly upon request by Holder, copies of all financial statements, reports, notices and proxy statements, sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the SEC.

         (b) Until the date on which Holder no longer owns any Shares, the Company will cause to be delivered promptly to Holder copies of annual and quarterly reports and all other final documents, reports, and information publicly filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act. In addition, until such date the Company shall (a) fax to Holder, at the fax number provided in or pursuant to Section 7.2, copies of all Company press releases and other announcements promptly following the time such releases or announcements are publicly made, and (b) shall provide to Holder an opportunity to participate in all conferences, whether by telephone or in person, generally made with security analysts, including any such conferences held in respect of quarterly earnings announcements (in respect of any of which the Company shall provide Holder with reasonable notice in advance of such conference).

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Exchange and Registration Rights Agreement to be duly executed as of the date first above written.

                                          BBN CORPORATION

                                          By  /s/ John Montjoy
                                              -----------------------------
                                              Title: Senior V.P.

                                          BBN PLANET CORPORATION

                                          By  /s/ R. Goldwasser
                                             ------------------------------
                                              Title: V.P.

                                          AT&T VENTURE COMPANY, L.P.

                                          By:  Venture Management I, G.P.

                                               By /s/ William H. Eliot
                                                  -------------------------
                                                      William H. Elliott
                                                      General Partner